Exhibit 16.1

▪	Ernst & Young LLP 5 Houston Center Suite 1200 1401 McKinney Street Houston, Texas 77010-2007	▪	Phone: (713) 750-1500 Fax: (713)750-1501 www.ey.com
March 16, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Gentlemen:
We have read Item 4.01 of Form 8-K/A dated March 16, 2007, of Friedman Industries, Incorporated and are in agreement with the statements contained in the second, third and fifth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP